                                                                                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 15, 2010 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended January 30, 2010 of Books-A-Million, Inc., which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Books-A-Million, Inc. 2005 Incentive Award Plan of the aforementioned reports.

/s/ GRANT THORNTON LLP

Atlanta, Georgia
May 27, 2010